UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report: June 2, 2015

TIFFANY & CO.
(Exact name of Registrant as specified in its charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 28, 2015, Registrant held its annual meeting of shareholders. Set forth below are the final voting results for each of the three proposals submitted to a vote of the shareholders.

Proposal One.  Election of Directors.  Each of the ten nominees listed below was elected a director of Registrant to hold office until the next annual meeting of the shareholders and until his or her successor has been duly elected and qualified.

Nominee	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
Michael J. Kowalski	106,297,995	736,045	164,658	8,289,851
Rose Marie Bravo	105,613,274	1,322,050	263,374	8,289,851
Gary E. Costley	106,688,818	236,274	273,606	8,289,851
Frederic P. Cumenal	106,273,324	692,435	232,939	8,289,851
Lawrence K. Fish	106,294,331	637,449	266,918	8,289,851
Abby F. Kohnstamm	105,786,126	1,139,591	272,981	8,289,851
Charles K. Marquis	102,289,560	4,635,207	273,931	8,289,851
Peter W. May	106,278,437	648,349	271,912	8,289,851
William A. Shutzer	105,773,167	1,158,649	266,882	8,289,851
Robert S. Singer	105,986,866	938,751	273,081	8,289,851

Proposal Two.  Ratification of the selection of PricewaterhouseCoopers LLP as the Registrant's independent registered public accounting firm for the fiscal year ending January 31, 2016.

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
113,069,197	2,315,444	103,908	---

Proposal Three.  Approval on an advisory basis of the compensation paid to the Registrant's named executive officers in fiscal 2014.

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
104,790,527	1,817,780	590,391	8,289,851

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIFFANY & CO.
(Registrant)

By: /s/ Leigh M. Harlan
Leigh M. Harlan
Senior Vice President, Secretary
and General Counsel
Date: June 2, 2015

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